EXHIBIT 15.1
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September 15, 1995



Kinark Corporation
7060 South Yale
Tulsa, Oklahoma

We have made a review, in accordance with standards established by the American
Institute of Certified Public Accountants, of the unaudited interim financial information of Kinark Corporation and subsidiaries for the periods ended March
31, 1995 and 1994 and June 30, 1995 and 1994, as indicated in our reports dated
May 8, 1995 and July 27, 1995, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your
Quarterly Reports on Form 10-Q for the quarters ended March 31,
1995 and June
30, 1995, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



                                        /s/ Deloitte & Touche LLP
                                        Tulsa, Oklahoma